Exhibit 21

Yardville National Bancorp Subsidiaries

1. The Yardville National Bank, a national banking association organized under the laws of the United States (the “Bank”)

2. Yardville Capital Trust, a Delaware business trust

3. Yardville Capital Trust II, a Delaware business trust

4. Yardville Capital Trust III, a Delaware business trust

5. Yardville Capital Trust IV, a Delaware business trust

6. Yardville Capital Trust V, a Delaware business trust.

7. Yardville National Investment Corporation, a New Jersey corporation (wholly-owned subsidiary of the Bank)

8. YNB Real Estate Holding Co., Inc., a New Jersey corporation (wholly-owned subsidiary of the Bank)

9. Brendan, Inc., a New Jersey corporation (wholly-owned subsidiary of the Bank)

10. YNB Financial Services, Inc., a New Jersey corporation (wholly-owned subsidiary of the Bank)

11. Nancy Beth, Inc., a New Jersey corporation (wholly-owned subsidiary of the Bank)

12. YNB Realty, Inc., a New Jersey corporation (wholly-owned subsidiary of the Bank)

13. Jim Mary, Inc., a New Jersey corporation (wholly-owned subsidiary of the Bank)

14. YNB Capital Development, Inc., a New Jersey corporation (wholly-owned subsidiary of the Bank)